EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-98648 and 333-24751 of Phoenix Gold International, Inc., on Form S-8, of our report dated November 5, 1999, appearing in this Annual Report on Form 10-K of Phoenix Gold International, Inc. for the year ended September 30, 1999.


/s/ DELOITTE & TOUCHE LLP

Portland, Oregon
December 10, 1999